UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2015

Commission File Number
001-34581

Kraton Performance Polymers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300
Houston, TX 77032
(Address of principal executive offices, including zip code)
281-504-4700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
On September 27, 2015, Kraton Polymers LLC, a wholly owned subsidiary of Kraton Performance Polymers, Inc. (the “Company”), entered into a definitive agreement to acquire all of the capital stock of Arizona Chemical Holdings Corporation (“Arizona Chemical”), a leading global producer of high-value performance products and specialty chemicals derived from renewable raw materials, for a cash purchase price of $1.37 billion (the “Acquisition”). The $1.37 billion base purchase price is subject to adjustment for cash and indebtedness at closing, as well as an adjustment for working capital and other items. The closing of the Acquisition is subject to regulatory approval and other customary closing conditions and is expected to occur in the fourth quarter of 2015 or in early 2016.
On September 28, 2015, the Company issued a press release announcing the Acquisition, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, on September 28, 2015, the Company issued slides to accompany an investor conference call and webcast relating to the Acquisition. A copy of the slide presentation is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
The information disclosed in this Item 8.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits

Exhibit 99.1: Kraton Performance Polymers, Inc. Press Release dated September 28, 2015 announcing the Transaction.
Exhibit 99.2: Kraton Performance Polymers, Inc. Investor Presentation dated September 28, 2015 relating to the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: September 28, 2015	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay

Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

EX-99.1	Kraton Performance Polymers, Inc. Press Release dated September 28, 2015 announcing the Transaction.

EX-99.2	Kraton Performance Polymers, Inc. Investor Presentation dated September 28, 2015 relating to the Transaction.